Exhibit 99.01


    Laureate Education, Inc. Reports Record Student Enrollment and
     Strong Third Quarter 2005 Results; Total Student Enrollment
          Increases 27% Over Prior Year to 193,057 Students


    BALTIMORE--(BUSINESS WIRE)--Oct. 20, 2005--Laureate Education, Inc. (NASDAQ: LAUR), the world's leading international provider of higher education, announced robust student enrollment and strong financial results for the quarter ended September 30, 2005.

    -- Third quarter 2005 revenues increased 36% to $199.2 million, compared to $146.1 million in the third quarter of 2004.

    -- Total operating income for the third quarter 2005 increased 18% to $20.8 million compared to $17.7 million in the third quarter of 2004.

    -- The Company reported earnings from continuing operations of $0.23 per diluted share for the quarter ending September 30, 2005, a seasonally weak quarter as many northern hemisphere institutions are out of session. This compares to $0.19 per diluted share for the same period of 2004.

    -- The Company's campus-based institutions reported third quarter total student enrollment increased 26% to 167,034 students.

    -- Laureate Online Education reported third quarter total student enrollment increased 28% to 26,023 students.

    -- The Company currently believes that it will achieve earnings of $0.89 to $0.94 per diluted share for the quarter ending December 31, 2005, bringing full year earnings of $1.62 to $1.67 per diluted share.

    -- Laureate Education extended its presence in Central America by acquiring a 100% interest in the third largest private university in Honduras, Universidad Tecnologica
        Centroamericana (UNITEC).

    -- Universidad del Valle de Mexico (UVM) announced the opening of its 21st campus, located in Torreon, Mexico.

    Douglas Becker, Chairman and Chief Executive Officer of Laureate Education stated, "We are very pleased with the strength of our new student enrollment across all business units. This continued momentum in new enrollment supports growth in total enrollments and revenues in 2006 and beyond due to an average length of stay of nearly three years. We are finding that Laureate network programs such as working adult, study abroad and dual degrees are providing our universities with an important competitive advantage at the local level, adding to the value of the Laureate brand."

    Financial Results

    Total revenues for the third quarter of 2005 were $199.2 million, an increase of 36% compared to total revenues of $146.1 million in the third quarter of 2004. Total operating income for the third quarter increased 18% to $20.8 million, versus operating income of $17.7 million in the third quarter of 2004. After-tax income from continuing operations for the third quarter of 2005 was $12.0 million or $0.23 per diluted share, compared to $9.3 million or $0.19 per diluted share for the same period of 2004.
    For the nine-month period ended September 30, 2005, total revenues were $597.6 million, an increase of 37% compared to total revenues of $436.5 million in the same period of 2004. Total operating income for the nine-month period increased 38% to $59.9 million, versus operating income of $43.5 million in the same period of 2004. After-tax income from continuing operations for the nine-month period ended September 30, 2005 was $38.2 million or $0.74 per diluted share.
    Total cash and marketable securities at September 30, 2005 were approximately $104 million, while total corporate debt was approximately $120 million.
    Laureate extended its presence in Central America by acquiring a 100% interest in the third largest private university in Honduras, Universidad Tecnologica Centroamericana (UNITEC). Founded in 1987, UNITEC (www.unitec.edu) offers Undergraduate and Graduate programs in Business, Engineering, Information Technology, and Communications to nearly 4,500 students. As an accredited university, UNITEC offers programs at two campus locations in Tegucigalpa and San Pedro Sula - the two largest cities in Honduras.
    Universidad del Valle de Mexico (UVM) opened a new campus in Torreon, a city in the northeast region of Mexico. UVM now operates a total of 21 campuses throughout Mexico.
    Today, Laureate Education operates 18 institutions of higher education in 13 countries, offering programs through 46 campus locations and online to 193,057 students in over 80 countries.


Revenue Growth - Organic and Acquisition
----------------------------------------
Three months ended September 30th
                                                    % Growth
                            Revenue             Amount     Constant
(In Thousands)          2005         2004       in USD     Currency
                        ----         ----       ------     --------
  Mexico/Central
   America(1)      $  58,123    $  46,195          26%        19%
  Andean Region(2)    62,045(4)    47,473(4)       31%        16%
  Europe Region       17,639       17,284           2%         2%
  Online              45,809       35,158          30%        30%
                   ---------    ---------
Subtotal             183,616      146,110          26%
Acquisitions(3)       15,588(5)        NA
                   ---------    ---------
Total              $ 199,204    $ 146,110          36%


(1) Mexico/Central America includes Mexico, Costa Rica, Panama, and
    Honduras.
(2) Andean Region includes Chile, Ecuador and Peru.
(3) Acquisitions (less than 1 year) include: UNO, ULACIT, UNITEC, ECE and IFG.
(4) Includes September UPC revenues (acquired September 2004).
(5) Includes July and August UPC revenues.



Student Enrollment
------------------
As of October 19th

New Student Enrollment(1)        2005      2004    % Change
                                 ----      ----
  Mexico/Central America       32,085    27,127         18%
  Andean Region(2)             29,141    22,849         28%
  Europe Region                 4,860     4,278         14%
                             --------  --------
New Campus Based               66,086    54,254         22%

  New Student Enrollment
   at Acquired Schools(4)       4,547       463
                             --------  --------
Subtotal                       70,633    54,717         29%

Online                         16,994    12,618         35%

New Student Enrollment
 with Acquisitions             87,627    67,335         30%
                             ========  ========

Total Student Enrollment(3)      2005      2004
                                 ----      ----
  Mexico/Central America       72,012    61,822         16%
  Andean Region                69,997    57,961         21%
  Europe Region                11,681    11,125          5%
                             --------  --------
Total Campus Based            153,690   130,908         17%

  Total Student Enrollment
   at Acquired Schools(4)      13,344     1,349
                             --------  --------
Subtotal                      167,034   132,257         26%

Online                         26,023    20,333         28%

Total Student Enrollment
with Acquisitions             193,057   152,590         27%
                             ========  ========

(1) New student enrollment represents enrollment activity from January 1 through October 19.
(2) Includes UPC new enrollment YTD for 2005; 2004 includes UPC new enrollment in third quarter only.
(3) Total student enrollments are census as of October 19th. Laureate Education reports second and fourth quarter enrollment as of the last day of the respective fiscal quarters. Due to ongoing enrollment activity following the end of the first quarter and third quarter, the company reports enrollment for these periods as of the earnings report date.
(4) Acquisitions (less than one year) include the following: UNO, ULACIT, UNITEC, ECE and IFG; 2004 includes ECE only.


    Financial Outlook

    The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

    -- For its campus-based and online businesses, Laureate Education anticipates total revenue of $250 to $275 million for the fourth quarter 2005.

    -- The Company anticipates Campus-Based revenue of $200 to $220 million for the fourth quarter 2005, with operating margins between 29% and 30%. Latin America expects revenue of $145 to $160 million with operating margins of 33% to 34%. Europe expects revenue of $55 to $60 million with operating margins of 25% to 26%. Campus-based general and administrative expenses are expected to be approximately $4.0 million.

    -- The Company anticipates Online revenue of $50 to $55 million for the fourth quarter 2005, with operating margins between 27% and 28%.

    -- General and administrative expenses are expected to be approximately $6.5 million in the fourth quarter 2005.

    -- Non-cash stock compensation expense is expected to be approximately $1.5 million in the fourth quarter 2005.

    -- The Company currently believes that it will achieve earnings of $0.89 to $0.94 per diluted share for the quarter ending December 31, 2005, the Company's seasonally strongest quarter. Fully diluted shares outstanding for the fourth quarter 2005 are projected to be approximately 52.3 million.

    -- Laureate Education reiterates its full-year 2006 earnings outlook of between $2.00 to $2.10 per diluted share, excluding the impact of SFAS123(R).

    About Laureate Education, Inc.

    Laureate Education Inc. (NASDAQ: LAUR) is focused exclusively on providing a superior university experience to nearly 200,000 students through the leading global network of accredited campus-based and online universities. Addressing the rapidly growing global demand for higher education, Laureate offers a broad range of career-oriented undergraduate and graduate programs through campus-based universities located in Latin America, Europe, and Asia. Through online universities, Laureate offers the growing population of non-traditional, working-adult students the convenience and flexibility of distance learning to pursue undergraduate, master's and doctorate degree programs in major career fields including engineering, education, business, and healthcare. For more information, please visit our website, www.laureate-inc.com.

    Forward Looking Statements

    This release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those described in the forward-looking statements.

    The following factors might cause such a difference:

    -- The Company's operations can be materially affected by competition in its target markets and by overall market conditions, among other factors.

    -- The Company's foreign operations, in particular, are subject to political, economic, legal, regulatory and currency-related risks.

    Additional information regarding these risk factors and uncertainties is detailed from time to time in the Company's filings with the Securities and Exchange Commission, including but not limited to our most recent Forms 10-K and 10-Q, available for viewing on our website. (To access this information on our website, www.laureate-inc.com, please click on "Investor Relations", "SEC Filings").

Laureate Education, Inc. & Subsidiaries
Consolidated Statements of Operations
(Amounts in thousands, except per share data)

                                  Three Months Ended September 30,
                             -----------------------------------------
                               2005      2004    $ Variance % Variance
                             --------- --------- ---------- ----------
Revenues
  Mexico/Central America
   region(a)                  $64,280   $46,195    $18,085       39%
  Andean region(b)             67,294    47,473     19,821       42%
                             --------- --------- ---------- ----------
Campus Based - Latin America  131,574    93,668     37,906       40%

  Spain                         1,574     2,844     (1,270)     -45%
  Hospitality/
   Switzerland(c)              14,648    13,196      1,452       11%
  France                        5,599     1,244      4,355    GT200%
                             --------- --------- ---------- ----------
Campus Based - Europe          21,821    17,284      4,537       26%

                             --------- --------- ---------- ----------
Campus Based Total            153,395   110,952     42,443       38%
                             --------- --------- ---------- ----------

Laureate Online Education      45,809    35,158     10,651       30%

                             --------- --------- ---------- ----------
Total revenues                199,204   146,110     53,094       36%
                             --------- --------- ---------- ----------

Core operating expenses       169,852   122,063     47,789       39%
Non-cash stock compensation
 expense                        1,335       891        444       50%
General and administrative
 expenses                       7,173     5,450      1,723       32%

                             --------- --------- ---------- ----------
Total operating expenses      178,360   128,404     49,956       39%
                             --------- --------- ---------- ----------

Operating income               20,844    17,706      3,138       18%

Non-operating items
Interest and other income       2,876     1,160      1,716      148%
Interest expense               (2,611)   (2,067)      (544)     -26%
Foreign exchange loss             (90)     (509)       419       82%
                             --------- --------- ---------- ----------
Total non-operating items         175    (1,416)     1,591      N/A
                             --------- --------- ---------- ----------

Income from continuing
 operations before minority
 interest, equity in net
 income (loss) of
 affiliates, and income
 taxes                         21,019    16,290      4,729       29%
Minority interest in income
 of consolidated
 subsidiaries, net of income
 tax                           (5,829)   (4,192)    (1,637)     -39%
Equity in net loss of
 affiliates, net of income
 tax                             (166)        -       (166)     N/A
Income tax expense             (2,977)   (2,795)      (182)      -7%
                             --------- --------- ---------- ----------
Income from continuing
 operations                    12,047     9,303      2,744       29%

(Loss) income from
 discontinued operations,
 net of income tax(d)            (229)       31       (260)     N/A
Loss on disposal of
 discontinued operations,
 net of income tax                  -         -          -      N/A
                             --------- --------- ---------- ----------
Net Income                    $11,818    $9,334     $2,484       27%
                             ========= ========= ========== ==========

Weighted average shares
 (basic)                       49,801    46,524
Weighted average shares
 (diluted)                     52,073    49,124
EPS-Net Income (basic)          $0.24     $0.20
EPS-Net Income (diluted)        $0.23     $0.19
EPS-Income from continuing
 operations (basic)             $0.24     $0.20
EPS-Income from continuing
 operations (diluted)           $0.23     $0.19

Segment operating profit
 (loss):
  Campus Based - Latin
   America                    $35,586   $26,053     $9,533       37%
  Campus Based - Europe        (7,653)   (4,465)    (3,188)     -71%
  Campus Based - Overhead      (5,635)   (2,646)    (2,989)    -113%
                             --------- --------- ---------- ----------
  Campus Based - Total        $22,298   $18,942     $3,356       18%
                             --------- --------- ---------- ----------

  Laureate Online Education    $7,054    $5,105     $1,949       38%
                             --------- --------- ---------- ----------

a) The Mexico/Central American region includes Mexico, Costa Rica, Panama and Honduras.
b) The Andean region includes Chile, Ecuador and Peru.
c) Hospitality includes the operating results of Les Roches and Glion.
d) The 2005 and 2004 operating results present the K-12 (including UK/France), WSI and India business units as discontinued operations.
GT = Greater Than, LT = Less Than

                                  Nine Months Ended September 30,
                             -----------------------------------------
                               2005      2004    $ Variance % Variance
                             --------- --------- ---------- ----------
Revenues
  Mexico/Central America
   region(a)                 $178,370  $131,300    $47,070       36%
  Andean region(b)            160,442   111,782     48,660       44%
                             --------- --------- ---------- ----------
Campus Based - Latin America  338,812   243,082     95,730       39%

  Spain                        58,420    54,519      3,901        7%
  Hospitality/
   Switzerland(c)              40,003    38,018      1,985        5%
  France                       29,521     6,421     23,100    GT200%
                             --------- --------- ---------- ----------
Campus Based - Europe         127,944    98,958     28,986       29%

                             --------- --------- ---------- ----------
Campus Based Total            466,756   342,040    124,716       36%
                             --------- --------- ---------- ----------

Laureate Online Education     130,850    94,477     36,373       38%

                             --------- --------- ---------- ----------
Total revenues                597,606   436,517    161,089       37%
                             --------- --------- ---------- ----------

Core operating expenses       516,062   373,002    143,060       38%
Non-cash stock compensation
 expense                        2,529     3,886     (1,357)     -35%
General and administrative
 expenses                      19,074    16,170      2,904       18%

                             --------- --------- ---------- ----------
Total operating expenses      537,665   393,058    144,607       37%
                             --------- --------- ---------- ----------

Operating income               59,941    43,459     16,482       38%

Non-operating items
Interest and other income(e)    8,565    20,505    (11,940)     -58%
Interest expense               (7,687)   (5,220)    (2,467)     -47%
Foreign exchange loss            (777)     (446)      (331)     -74%
                             --------- --------- ---------- ----------
Total non-operating items         101    14,839    (14,738)     -99%
                             --------- --------- ---------- ----------

Income from continuing
 operations before minority
 interest, equity in net
 income (loss) of
 affiliates, and income
 taxes                         60,042    58,298      1,744        3%
Minority interest in income
 of consolidated
 subsidiaries, net of income
 tax                          (13,081)  (12,732)      (349)      -3%
Equity in net loss of                                        LT-200%
 affiliates, net of income
 tax                             (370)       (8)      (362)
Income tax expense             (8,406)   (9,911)     1,505       15%
                             --------- --------- ---------- ----------
Income from continuing
 operations                    38,185    35,647      2,538        7%

(Loss) income from
 discontinued operations,
 net of income tax(d)             386    (5,887)     6,273      N/A
Loss on disposal of
 discontinued operations,
 net of income tax             (2,351)        -     (2,351)     N/A
                             --------- --------- ---------- ----------
Net Income                    $36,220   $29,760     $6,460       22%
                             ========= ========= ========== ==========

Weighted average shares
 (basic)                       49,539    45,598
Weighted average shares
 (diluted)                     51,948    48,247
EPS-Net Income (basic)          $0.73     $0.65
EPS-Net Income (diluted)        $0.70     $0.62
EPS-Income from continuing
 operations (basic)             $0.77     $0.78
EPS-Income from continuing
 operations (diluted)           $0.74     $0.74

Reconciliation - Pro Forma Income from Continuing Operations
-------------------------------------------------------------
Income from continuing
 operations before income
 taxes                                  $45,558
  Impact from early
   repayment of Educate Inc.
   note receivable                       (8,197)
                                       ---------
Subtotal                                $37,361
  Pro Forma tax expense                  (6,632)
                                       ---------
Pro Forma income from
 continuing operations                  $30,729
                                       ---------
Pro Forma weighted average
 shares (diluted)                        48,247
EPS - Pro Forma income from
 continuing operations
 (diluted)                                $0.64


Segment operating profit
 (loss):
  Campus Based - Latin
   America                    $69,975   $50,412    $19,563       39%
  Campus Based - Europe         9,039    10,736     (1,697)     -16%
  Campus Based - Overhead     (11,123)   (7,946)    (3,177)     -40%
                             --------- --------- ---------- ----------
  Campus Based - Total        $67,891   $53,202    $14,689       28%
                             --------- --------- ---------- ----------

  Laureate Online Education   $13,653   $10,313     $3,340       32%
                             --------- --------- ---------- ----------

a) The Mexico/Central American region includes Mexico, Costa Rica, Panama and Honduras.
b) The Andean region includes Chile, Ecuador and Peru.
c) Hospitality includes the operating results of Les Roches and Glion.
d) The 2005 and 2004 operating results present the K-12 (including UK/France), WSI and India business units as discontinued operations.
e) The nine-months ended September 30, 2004 includes acceleration of original issue discount triggered by the early repayment of the K-12 seller note.
GT = Greater Than, LT = Less Than


    CONTACT: Laureate Education
             Rosemarie Mecca, 410-843-8070
             or
             Investor Relations:
             Chris Symanoskie, 410-843-6394